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EXHIBIT 10.6


               CONSENT  OF BOARD OF DIRECTORS TO ACTION
                    BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all the Directors of Selective Insurance Group, Inc., a New Jersey Corporation, (the "Company"), acting by unanimous written consent without a meeting, do hereby adopt the following resolutions effective December 31, 1997:

     WHEREAS, Selective Insurance Group, Inc. (the "Company") has in effect the Selective Insurance Group, Inc. Directors' Plan
     (the "Plan"), which Plan provides certain retirement benefits to present and former nonemployee directors (the "Participants"); and

     WHEREAS, the Board of Directors of the Company (the "Board") desires (i) to terminate the Plan effective as of December 31, 1997 (the "Effective Date"), (ii) to fully vest all accrued benefits under the Plan to Participants whose benefits thereunder are not vested as of the Effective Date, and (iii) to provide for the payment of accrued benefits to Participants, all in the manner hereinafter set forth in these resolutions; it is therefore

     RESOLVED, that effective as of the Effective Date the accrued benefits of all Participants under the Plan be, and the same hereby are, fully vested as of the Effective Date; and it is further

     RESOLVED, that all Participants or their executors, administrators, personal representatives or beneficiaries who have commenced receiving benefits under the Plan prior to the Effective Date shall continue to receive benefits equal to benefits payable in accordance with the provisions of the Plan as in effect prior to the Effective Date; and it is further

     RESOLVED, that each Participant who is a director of the Company as of the Effective Date shall be entitled to receive his or her benefits under the Plan which are accrued up to and including the Effective Date, in accordance with these resolutions hereinbelow, based upon his or her period of service as a director of the Company from the date of commencement of such service up to and including the Effective Date; and it is further

     RESOLVED, that as of the Effective Date the amount of benefits accrued for each Participant who is a director of the Company on the Effective Date shall be converted into units
     (a "Unit" or "Units") issued to each such Participant, with the number of Units issued to each such Participant to be determined by dividing the amount of his or her accrued benefits as of the Effective Date by the average of the high and low sale prices of a share of the Company's common stock
     ("Common Stock") as reported on the Nasdaq National Market on the Effective Date (the "Fair Market Value on the Effective Date"); and it is further



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     RESOLVED, that (i) each Unit shall accrue an amount equal to the amount of dividends as and when declared and paid from time to time on a share of Common Stock, (ii) said amounts accrued with respect to each Unit shall be deemed reinvested in Units on the same basis as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders in effect from time to time (the "Dividend Reinvestment Plan"), and (iii) each such reinvested Unit shall have a value equal to the fair market value of a share of Common Stock on the date of such dividend reinvestment under the Dividend Reinvestment Plan; and it is further

     RESOLVED, that on the effective date of such Participant's termination of service as a director of the Company as determined by the Board ("Retirement Date"), such Participant shall be entitled to receive the value of his or her Units in cash, either in a lump sum or in equal annual installments over a period of up to fifteen years, at the election of such Participant, the lump sum or installment payment, as the case may be, to be determined by dividing the accrued Units to be distributed by the average high and low of the Company's Common Stock as reported on the Nasdaq National Market on the Retirement
     Date or appropriate anniversary thereof in the case of installment payments; provided, however, that in the event that any such Participant shall cease to serve as a director of the Company following a "change in control" of the Company, as hereafter defined, such Participant shall be immediately entitled to receive in cash, either in a lump sum or in equal annual installments over a period of five years, at the election of such Participant, the value of his or her Units as aforementioned; and it is further

     RESOLVED, that in the event of the death of any such Participant prior to the receipt by such Participant of the value of his or her Units, as hereinabove provided, the surviving spouse of such Participant shall be entitled to receive in cash, either in a lump sum or in equal annual installments over a period of up to fifteen years, at the election of such surviving spouse, or if such Participant shall have no surviving spouse the executor(s) or administrator(s) of the estate of such Participant on behalf of such estate, shall be entitled to receive in cash, in a lump sum, the value of the Units held by such deceased Participant on the date of his or her death and not theretofore paid by the Company, said Units to be valued as hereinabove provided;
     and it is further

     RESOLVED, that for the purposes hereof a "change in control" shall be deemed to occur upon the first to occur of any of the following events:

         (i)  The acquisition by any person or group,
         including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person's

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         or group's owning of record
         or beneficially twenty-five percent (25%) or more, of any class of voting securities of the Company;

         (ii) The acquisition by any person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person's or group's owning of record or beneficially twenty percent (20%) or more, but less than twenty-five percent
         (25%), of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a change in control;

         (iii)The sale or disposition of all or substantially all of the assets of the Company;

         (iv) The reorganization, recapitalization, merger, consolidation or other business combination involving the Company the result of which is the ownership by the shareholders of the Company of less than eighty percent (80%) of those voting securities of the resulting or acquiring entity having the power to elect a majority of the board of directors of such entity; or

         (v)  A change in the membership in the Board
         which, taken in conjunction with any other prior or concurrent changes, results in twenty percent (20%) or more of the Board's membership being persons not nominated by the Company's management or the Board as set forth in the Company's then most recent proxy statement, excluding changes resulting from substitutions by the Board because of retirement or death of a director or directors, removal of a director or directors by the Board or resignation of a director or directors due to demonstrated disability or incapacity; and it is further

     RESOLVED, that the rights to receive payments in respect of Units pursuant to these resolutions shall be nonforfeitable and shall inure to the benefit of such Participants and their respective surviving spouses, executor(s), administrator(s) and heirs, as the case may be; and it is further

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     RESOLVED, that in the event that the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock division or other adjustment or change in the capital structure of the Company, or in the event that outstanding shares of Common Stock are exchanged for securities of the Company or another company by reason of any merger, consolidation, reorganization or similar change, the Committee on Directors of the Board (the "Committee") shall make an appropriate adjustment in the number of Units issued to each Participant pursuant hereto; and it is further

     RESOLVED, that the Committee shall administer the benefits provided hereunder, and the interpretation of said Committee with respect hereto shall be final, conclusive and binding on all Participants and the Company; and it is further

     RESOLVED, that the Plan be, and it hereby is, terminated as of the Effective Date; and it is further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and empowered, to execute and deliver, for and on behalf of the Company, all such further agreements, instruments and documents, as they, or any of them, shall deem necessary or appropriate in order to carry into effect the intents and purposes of the foregoing negotiations.

     /S/ David Brown                     /s/ Joan Lamm-Tennant
     -----------------------             ------------------------
     A. David Brown                      Joan Lamm-Tennant

     /s/ William A. Dolan, II            /s/ S. Griffin McClellan III
     -----------------------             ------------------------
     William A. Dolan, II                S. Griffin McClellan III

     /s/ James W. Entringer              /s/ Russell R. Moffett
     -----------------------             ------------------------
     James W. Entringer                  Russell R. Moffett

     /s/ William C. Gray                 /s/ Gregory E. Murphy
     -----------------------             ------------------------
     William C. Gray                     Gregory E. Murphy


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     /s/ C. Edward Herder                /s/ William M. Rue
     -----------------------             ------------------------
     C. Edward Herder                    William M. Rue

     /s/ Frederick H. Jarvis             /s/ Thomas D. Sayles, Jr.
     -----------------------             ------------------------
     Frederick H. Jarvis                 Thomas D. Sayles, Jr.

     /s/ William M. Kearns, Jr.          J. Brian Thebault
     -----------------------             ------------------------
     William M. Kearns, Jr.              J. Brian Thebault



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